                                                                 Exhibit 10.11.2

              CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN
                PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS
                         HAVE BEEN FILED SEPARATELY WITH
                     THE SECURITIES AND EXCHANGE COMMISSION.


                         AIRLINE PARTICIPATION AGREEMENT

         THIS AGREEMENT (this "Agreement"), dated August 31, 1998, is by and among priceline.com Incorporated, a Delaware corporation with an address at Five High Ridge Park, Stamford, Connecticut 06905 ("PRICELINE INC."), PriceLine Travel, Inc., a Delaware corporation with an address at 5 High Ridge Park, Stamford, Connecticut 06905 ("PriceLine Travel" and, together with Priceline Inc., being collectively referred to herein as "PRICELINE"), and the undersigned airline, whose principal place of business is set forth on the signature page of this agreement ("Airline").

                             PRELIMINARY STATEMENT:

         Priceline provides a service that allows consumers to purchase airline tickets at an offer price determined by the consumer (the "PRICELINE SERVICE"). The consumer identifies the departure and return dates for travel and the price the consumer is willing to pay for the airline ticket(s). Priceline then determines if it is able to fulfill the customer's offer and, if it is able to do so, PriceLine Travel issues a ticket to the customer on the applicable carrier.

         Airline desires to participate in the Priceline Service and, in connection therewith, will provide Priceline with unpublished fares subject to the Restrictions (defined herein) for select origin and destination city pairs (each, an "O&D") identified by Airline in accordance with the terms and conditions set forth in this Agreement.

         Priceline desires to include Airline as a participating carrier in the Priceline Service and to have access to such unpublished fares in accordance with the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the covenants and agreements set forth in this Agreement, the parties agree as follows:


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



I.       TICKET RESTRICTIONS AND RELATED MATTERS

         1. Airline shall make available unpublished fares to Priceline for O&Ds identified by Airline in accordance with the terms and conditions set forth in this Agreement. Unpublished fares provided to Priceline must be issued in accordance with rules and restrictions provided to Priceline from time to time. By way of example, unpublished fares on certain O&D's may require specific routings or be flight/day specific. At all times during the term of this Agreement, Airline will control and determine the unpublished fares and levels of inventory provided to Priceline. It is expressly understood and agreed that Airline makes no commitment whatsoever regarding the level of inventory, number of O&Ds or the level of unpublished fares that will be provided to Priceline.

         2. All tickets issued by Priceline for carriage on Airline (each, a "PRICELINE TICKET") shall be subject to the following restrictions (the "RESTRICTIONS"):

                  (a) All Priceline Tickets will be non-refundable, non-endorsable and non- changeable;
                  (b) All travel will be round-trip with no stopovers or open-jaw travel permitted;
                  (c) Frequent Flyer mileage and upgrades will not be permitted; provided, Airline may offer such benefits to the extent that it is impractical to impose frequent flyer restrictions on Priceline Tickets;
                  (d) Priceline customers must agree to (i) make at least one stop or connection on both their departing and return flights, (ii) accept a ticket on any Participating Carrier, and (iii) travel on any flight on the specified date of travel (x) for domestic U.
                           S. flights, during the 6 a.m. - 10 p.m. time period [unless the customer has specified a request to include flights departing outside those periods], and
                           (y) for international flights, at any time (i.e., 12:01 a.m. to 11:59 p.m.);
                  (e) All Priceline travel reservations and bookings shall be made without Priceline customers specifying a preferred (or


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



                           requested) carrier, flight or time of day travel preference(s) on the specified date(s) of travel;
                  (f) All Priceline Tickets require instant ticketing guaranteed with a major credit card if Priceline is able to provide an airline ticket within the customer's requested price, departure and return date parameters; and
                  (g) Priceline Ticket reservations are limited to no more than eight persons traveling in the same itinerary.
                  (h) In any seven day calendar period, a Priceline customer shall be limited to making one offer price for airline ticket(s) for a Trip. A "TRIP" is defined as travel between the same airports on the same dates of travel. A Priceline customer may, within a seven calendar day period, make an offer for travel in a different airport pair or on different dates of travel. Priceline will not sell a ticket to a Priceline customer in response to a second (or subsequent) offer for a Trip within a seven calendar day period; provided, that Priceline may sell a ticket in connection with a second offer if the Priceline customer (i) raises the offer by a minimum of [**] and (ii) accepts, as part of the second offer, (x) a travel package which includes a hotel or rental car offer, or (y) a product or service co-marketed by Priceline such as a credit card or long distance telephone service; provided further, that Priceline shall limit the number of such second offers to not greater than twenty percent (20%) of first offers.

         3. Airline may include, in addition to the Restrictions, other fare rules and conditions for Priceline Tickets issued on Airline such as advance purchase or Saturday night stay requirements. Priceline also reserves the right to impose additional restrictions on Priceline Tickets, including a Saturday night stay requirement, as part of the Restrictions.

         4. The Restrictions will apply to all tickets issued through the Priceline Service on Airline. Airline may waive, at its own cost and expense, one or more of the Restrictions pursuant to a direct arrangement made by Airline with the applicable customer holding a Priceline Ticket. On an exception basis where necessary or appropriate to promote customer good will, Priceline may refund the price of a Priceline


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                  Ticket pursuant to a direct arrangement made by Priceline with the applicable customer. Priceline shall provide Airline with a monthly report detailing the number and amount of refunded Priceline Tickets involving air transportation services on Airline.

         5. The Restrictions will be communicated by Priceline to the customer via the Internet (or through Priceline's customer service representatives if the consumer contacts Priceline through its toll free customer service number), and will be set forth on ticketing and/or itinerary documentation issued by PriceLine Travel.

         6. All Priceline Tickets issued for carriage on Airline shall be subject to the published conditions of carriage and the fare rules of Airline, to the extent such conditions and fare rules are consistent with the Restrictions. Airline will honor all Priceline Tickets issued for travel on Airline in accordance with the Restrictions and other rules and conditions established by Airline for Priceline Tickets.

II.      PRICELINE TICKET RESERVATIONS, BOOKINGS, PAYMENT AND FULFILLMENT

         1. Airline will file unpublished fares and rules for Priceline Tickets with the computer reservation system ("CRS") used by Priceline Travel.

         2. Priceline will determine the price at which tickets are sold based on customer offers received through the Priceline Service. Priceline shall not advertise prices or fares below Airline's published fares. As used herein, "published fare" means an Airline fare published through the Airline Tariff Publishing Company (ATP) and available for sale by Airline appointed agents for scheduled air transportation.

         3. All unpublished fares made available by Airline for sale through the Priceline Service shall not be commissionable and shall be inclusive of the domestic 9% federal transportation excise tax. All such unpublished fares shall be exclusive of any domestic federal segment taxes, and any domestic or international fuel, departure, arrival, passenger facility, airport, terminal and/or security taxes or surcharges which, when applicable, must be added to the fare amount collected from the passenger and shown on the Priceline Ticket.


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         4.       Upon locating a unpublished fare satisfying a Priceline
                  customer's ticket request, PriceLine Travel shall immediately ticket the customer's ticket price against a valid credit card provided by the Priceline customer.

         5. In all Priceline Ticket transactions, PriceLine Travel will be the merchant of record and will pay all associated merchant credit card fees. All Priceline tickets sold on Airline will be settled through ARC.

         6. All tickets of Airline issued through the Priceline Service will be issued by PriceLine Travel using Agency ARC:
                  07-50854-6. In collecting payment for Priceline Tickets, PriceLine Travel will act as the agent of Airline pursuant to Agent's ARC Agent Reporting Agreement with the Airlines Reporting Corporation ("ARC").

         7. Unless otherwise directed by a Priceline customer, all Priceline Tickets issued on Airline will be issued electronically. After issuance, Priceline will promptly forward to the customer a receipt of proof of purchase, contract of carriage on Airline and a copy of the Restrictions (including any additional restrictions imposed by Airline). In the event a Priceline customer requests Airline to provide a separate electronic ticket receipt for an electronic ticket issued by PriceLine Travel, Priceline agrees that the price shown on Airline's receipt will reflect the unpublished fare to PriceLine Travel until such time as Airline is reasonably able to produce "bulk" electronic tickets. Insofar as the disclosure of unpublished net fare information to the customer may create customer relations issues for Airline, Airline may direct PriceLine Travel to issue paper tickets until such time as Airline is reasonably able to produce "bulk" electronic tickets. To the extent the disclosure of such unpublished fare information to the Priceline customer creates ongoing customer relations issues for Priceline, PriceLine Travel may, upon reasonable notice to Airline, independently issue paper tickets to customers purchasing tickets on Airline until such time as Airline produces "bulk" electronic tickets.


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         8.       Subject to the provisions of Paragraph II.7 above, Priceline will encourage its customers to accept electronic ticketing for all PriceLine Ticket requests by imposing an additional charge for the issuance of paper tickets and maintaining the issuance of electronic tickets as the default option on the Priceline Service.

         9. Subject to the provisions of Paragraph II.5 above, all Priceline paper tickets for carriage on Airline will be issued by PriceLine Travel on standard ARC traffic documents and will be validated with Airline's validation in accordance with ARC requirements. The passenger coupon will show "bulk" for the fare amount and will include all additional collections noted in Paragraph II.3 above. The auditor's coupon will show the Airline's unpublished fare as authorized by PriceLine Travel.

         10. In the event that Priceline is unable to fulfill a Priceline ticket request from unpublished fares and seat inventory provided from airlines participating in the Priceline Service, Priceline reserves the right to sell tickets on Airline using published fares used by travel agents generally as reflected in CRSs, in accordance with the rules and conditions associated with such fares.

         11. At the request of Airline, Priceline will incorporate into the Priceline Service a "hot link" to the designated Internet site of Airline; PROVIDED, HOWEVER, that Priceline will have a reasonable period of time following any such request to accomplish any system changes, additions or enhancements necessary or appropriate for the inclusion of any such "hot link."

III.     PRICELINE TICKET ALLOCATION METHODOLOGY

                  All airlines participating in the Priceline Service will be given the first opportunity to fill a customer ticket request based on a formula [**]. If a participating airline fails to respond to a ticket request on its designated first look, then Priceline will allocate the request through a second round of preferred looks, [**] for each O&D requested (but excluding the participating airline that failed to fulfill the ticket request on the first look).


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




IV.      PRICELINE CUSTOMER SERVICE; JOINT MARKETING

         1. Priceline will provide twenty-four hour customer support services to all Priceline customers through a toll-free number at the customer support center designated by Priceline from time to time. The customer support center will be adequately staffed with personnel trained to take Priceline Ticket requests by phone and respond to all customer inquiries for related service and support.

         2. Priceline will use commercially reasonable efforts to ensure that its customer service representatives provide quality customer service and support to Priceline customers in a prompt, reliable and courteous manner.

         3. Priceline will respond to Priceline customer questions and issues pertaining to special handling requirements for Priceline Tickets including processing any special customer handling requirements in respect of Priceline Tickets issued on Airline.

V.       CONFIDENTIALITY

         1. Priceline and Airline will each hold in confidence and, without the prior written consent of the other, will not reproduce, distribute, transmit, transfer or disclose directly or indirectly, in any form, by any means or for any purpose, any Confidential Information of the other party. As used herein, the term "CONFIDENTIAL INFORMATION" shall mean this Agreement and its subject matter, and proprietary information that is provided to or obtained from one party to the other party including any information which derives economic value, actual or potential, from not being generally known to, and not generally ascertainable by proper means by, other persons, including the unpublished fares provided by Airline to Priceline pursuant to this Agreement. The recipient of Confidential Information may only disclose such information to its employees on a need-to-know basis.

         2. The obligations of a recipient party with respect to Confidential Information shall remain in effect during and after the term of this


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                  Agreement (including any renewals or extensions hereof) and for a period of five (5) years thereafter, except to the extent such data:

                  (a) is or becomes generally available to the public other than as a result of a disclosure by the recipient, or its directors, officers, employees, agents or advisor;

                  (b) becomes available to the recipient on a non-confidential basis from a source other than the disclosing party or its affiliated companies, provided that such source is not bound by any confidentiality obligations to the disclosing party or its affiliated companies (as applicable); or

                  (c) is necessary to comply with applicable law or the order or other legal process of any court, governmental or similar authority having jurisdiction over the recipient.

         3. In the event that the recipient becomes legally compelled to disclose any of such Confidential Information by any governmental body or court, recipient will provide the disclosing party with prompt notice so that the disclosing party may seek a protective order or other appropriate remedy and/or waive compliance (in writing) with the provisions hereof. In the event that such protective order or other remedy is not obtained, or the disclosing party waives (in writing) compliance with the provisions hereof, recipient will furnish only that portion of such Confidential Material which is legally required and will exercise its reasonable business efforts to obtain appropriate assurance that confidential treatment will be accorded such Confidential Information.

         4. The recipient of Confidential Information will exercise reasonable commercial care in protecting the confidentiality of the other party's Confidential Information.

         5. Priceline will not disclose (including, without limitation, by sale) to any third party information obtained through the Priceline Service concerning a customer who has acquired a ticket on Airline using the Priceline Service.


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                                        8

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         6.       Priceline will not identify Airline's participation in the
                  Priceline Service until a customer is booked and confirmed for ticketing. Further, Priceline will not, in any media (including its Internet site), indicate that Airline is participating or has participated in the Priceline Service except to indicate that as a consumer proposition, a Priceline customer must accept a routing on one of the major U.S. full service airlines or, in the case of international travel, other airline carriers available through the Priceline Service. Except as set forth above, Priceline will not disclose Airline's participation in the Priceline Service without Airline's prior consent. Airline will not disclose its participation in the Priceline Service without Priceline Inc.'s prior consent.

VI.      PROPRIETARY MARKS

                  During the term of this Agreement neither Priceline nor Airline shall use the other party's trademarks, trade names, service marks, logos, emblems, symbols or other brand identifiers in advertising or marketing materials, unless it has obtained the prior written approval of the other party. The consent required by this Paragraph VI shall extend to the content of the specific advertising or marketing items as well as the placement and prominence of the applicable trademark, trade name, service mark, logo, emblem, symbol or other brand identifier of the other party. Priceline or Airline, as applicable, shall cause the withholding, discontinuance, recall or cancellation, as appropriate, of any advertising or promotional material not approved in writing by the other party, that differs significantly from that approved by the other party, or that is put to a use or used in a media not approved by the other party.

VII.     REPORTING; AUDIT RIGHTS

         1. Priceline will provide monthly reports in a format designated by Airline summarizing (i) information concerning each ticket issued by PriceLine Travel on Airline; (ii) aggregate information (i.e. non airline specific) for all tickets issued by PriceLine Travel in each O&D that Airline participates; and
                  (iii) aggregate information for all Priceline offers


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                                        9

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                  from customers not ticketed in each O&D that Airline
                  participates.

         2. Priceline will provide to Airline an annual statement by Priceline's independent accounting firm or other qualified third-party concerning Priceline's compliance with the Priceline Ticket Allocation Methodology specified in Section III and all reporting obligations required by this Agreement.

         3. Airline may, upon reasonable notice to Priceline and during normal business hours, audit the financial books and records of Priceline and the information specified in Sections VII.I and 2. Any such audit shall be at the sole cost and expense of Airline and shall be conducted in a manner that does not unduly disrupt or interfere with the normal business operations of Priceline.

VIII.    TERM OF AGREEMENT

         1. Subject to the provisions of this Paragraph VIII, this Agreement will commence on the date set forth on the first page of this Agreement (the "Commencement Date") and will continue for a period of ten (10) years thereafter. Notwithstanding the foregoing, Airline may terminate this Agreement for any reason whatsoever after the third anniversary of the Commencement Date upon 180 days' prior written notice of termination delivered to Priceline. Airline may terminate this Agreement at any time after the Commencement Date in the event of a change of control of Priceline Inc., other than a change of control resulting from an initial public offering of shares of Priceline Inc. capital stock.

         2. Any party may terminate this Agreement at any time after the Commencement Date if another party is in material breach of its obligations hereunder and has failed to fully cure such breach within thirty (30) days following its receipt of notice of such breach.

         3. The obligations of the parties under Paragraphs V and IX of this Agreement shall indefinitely survive the expiration or any termination of this Agreement.


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         4.       In the event of written notice of termination of this
                  Agreement in accordance with the terms of this Paragraph VIII, all Priceline Tickets issued on Airline prior to the effective date of termination specified in such notice will be honored by Airline under the terms of this Agreement.

IX.      INDEMNIFICATION

         1. PriceLine Travel and Priceline Inc. will jointly and severally indemnify, defend and hold harmless Airline, its officers, directors, employees and agents, from and against all damages, losses and causes of action including, without limitation, damage to property or bodily injury, to the extent caused by Priceline Inc.'s or PriceLine Travel's breach of this Agreement or the ARC Agent Reporting Agreement, or by the negligence or willful acts of either party or any of their respective employees or agents.

         2. Airline will indemnify, defend and hold harmless Priceline, Inc. and PriceLine Travel, and their respective its officers, directors, employees and agents from and against all damages, losses and causes of action including, without limitation, damage to property or bodily injury, to the extent caused by Airline's breach of this Agreement or by the negligence or willful acts of Airline or any of its employees or agents.

X.       NO EXCLUSIVE

                  The relationship by and among Airline, Priceline Inc. and PriceLine Travel as set forth in this Agreement shall be non-exclusive. As such, Airline may participate in other programs similar to the Priceline Service.

XI.      GENERAL PROVISIONS

         1. No waiver or breach of any of the provisions of this Agreement shall be construed as a waiver of any succeeding breach of the same or any other provision.


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         2.       If any paragraph, sentence or clause of this Agreement shall be adjudged illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of this Agreement as a whole or of any paragraph, sentence or clause hereof not so adjudged.

         3. Any notice required or permitted hereunder shall be deemed sufficient if given in writing and delivered personally, by facsimile transmission, by reputable overnight courier service or United States mail, postage prepaid, to the addresses shown below or to such other addresses as are specified by similar notice, and shall be deemed received upon personal delivery, upon confirmed facsimile receipt, two (2) days following deposit with such courier service, or three (3) days from deposit in the United States mails, in each case as herein provided:

                  If to PriceLine Travel or to                If to Airline,
                  Priceline Inc.:

                  Priceline.com Incorporated                  Delta Air Lines, Inc.
                  Five High Ridge Park                        1030 Delta Boulevard
                  Stamford, CT 06905                          Hartsfield Atlanta International Airport
                                                              Atlanta, GA 30320
                  Attention: Chief Financial Officer          Attention:   VP-Reservations Sales
                                                                           & Distribution Planning
                  Phone: 203-705-3027                         Phone: 404-715-4079
                  Fax: 203-595-8344                           Fax: 404-715-2277

                  WITH A COPY TO:                             WITH A COPY TO:

                  Priceline.com Incorporated                  Delta Air Lines, Inc.
                  Five High Ridge Park                        1030 Delta Boulevard
                  Stamford, CT 06905                          Hartsfield Atlanta International Airport
                                                              Atlanta, GA 30320


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
                  Attention: General Counsel                  Attention: General Counsel
                                                              Phone: 404-715-2387
                                                              Fax: 404-773-1657

                  A party may change its address and the name of its designated recipient of copies of notices for purposes of this Agreement by giving the other parties written notice of the new name and the address, phone and facsimile number of its designated recipient in accordance with this Paragraph XI(3).

         4. This Agreement and the Attachments hereto supersede and replace all previous understandings or agreements, whether oral or written, with respect to the subject matter hereof . The captions in this Agreement are for convenience only and do not alter any terms of this Agreement.

         5. This Agreement may be amended or modified only by a written amendment executed by the parties.

         6. The formation, construction, performance and validity of this Agreement shall be governed by the internal laws of the State of New York. Each party agrees that any civil suit or action brought against it as a result of any of its obligations under this Agreement may be brought against it either in the state or federal courts of the principal place of business of either party, and each party hereby irrevocably submits to the jurisdiction of such courts and irrevocably waives, to the fullest extent permitted by law, any objections that it may now or hereafter have to the laying of the venue of such civil suit or action and any claim that such civil suit or action has been brought in an inconvenient forum, and each party further agrees that final judgment in any such civil suit or action shall be conclusive and binding upon it and shall be enforceable against it by suit upon such judgment in any court of competent jurisdiction.

         7. This Agreement may be executed in counterparts, each of which shall be deemed an original, and together, shall constitute one and the same instrument. Execution may be effected by delivery of facsimiles of signature pages (and the parties shall follow such delivery by prompt delivery of originals of such pages).


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         8.       No party will in any manner or by any device, either directly or indirectly, act in violation of any applicable law, governmental order or regulation. PriceLine Travel shall comply at all times with the provisions of Airline's tariffs (except where such tariffs are specifically amended by Airline under the terms of this Agreement) and the terms of the Airlines Reporting Corporation (ARC) Agent Reporting Agreement and any addenda thereto.

         9. Priceline agrees to notify Airline promptly, in writing, in the event there is a change of control in the ownership of PriceLine Inc. For purposes of this Agreement, a " change of control" with respect to a party means (i) the acquisition by any other person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act (except an employee group of such party, any of its subsidiaries or a holding company of such party)), of the beneficial ownership of securities representing 20% or more of the combined voting power of the securities entitled to vote generally in the election of the board of directors of such party, or (ii) the sale, mortgage, lease or other transfer of assets or earning power constituting more than 50% of the assets or earning power of such party (other than ordinary course financing); PROVIDED that in no event shall a "change of control be defined to include (i) an initial public offering of shares of a party's capital stock, (ii) the formation by a party of a holding company, or (iii) an intra-corporate transaction with a company under common control with a party.

         10. No party hereto shall assign or transfer or permit the assignment or transfer of this Agreement without the prior written consent of the other parties.

         11. This Agreement shall not be deemed to create any partnership or joint venture between Airline and Priceline, nor to create any rights in favor of any person or entity other than the parties hereto. This Agreement is for the sole benefit of the parties and nothing herein expressed or implied shall give or be construed to give any other person any legal or equitable rights hereunder.


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         12.      NO PARTY WILL BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL
                  DAMAGES, INCLUDING LOST REVENUES, LOST PROFITS, OR LOST PROSPECTIVE ECONOMIC ADVANTAGE, ARISING FROM THIS AGREEMENT OR ANY BREACH HEREOF.

         13. THE PARTIES AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT ANY PROVISION OF THIS AGREEMENT IS NOT PERFORMED IN ACCORDANCE WITH THE TERMS HEREOF AND THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS OF THIS AGREEMENT.

         14. Each party has participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement

         15. In the event that either party hereto is prevented from fulfilling any of its obligations under this Agreement for a period not exceeding one hundred twenty (120) consecutive days for a reason beyond its control, including, but not limited to, strikes, lockouts, work stoppages or other labor disputes, riots, civil commotions, acts of God, fire, flood and other weather-related reasons, governmental action or directive (a "FORCE MAJEUR EVENT"), such party shall not, by reason of being so prevented, be in breach of this Agreement and such condition shall not be cause of termination by the other party. If a Force Majeur Event continues for a period in excess of one hundred twenty (120) consecutive days as to one party which prevents that party from fulfilling in any material way its obligations under this Agreement to the other party, the other party shall have the right to terminate this Agreement upon thirty (30) days' advance written notice to the other party.


[**] = Confidential treatment requested for redacted portion.



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


IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date indicated above.

                                           AIRLINE:
PRICELINE TRAVEL, INC.                     DELTA AIR LINES, INC.



/s/ Tim Brier                              /s/ Frederick W. Reid
----------------------------               ----------------------------------
By: Tim Brier                              By:  Frederick W. Reid

Title:  President                          Title:  Executive Vice President
and
                                                   Chief Marketing Officer

                                           AIRLINE PRINCIPAL PLACE OF BUSINESS:

                                           1030 Delta Boulevard
PRICELINE.COM                              Hartsfield Atlanta International
Airport
INCORPORATED                               Atlanta, GA 30320



/s/ Tim Brier
----------------------------
By: Tim Brier

Title: Executive Vice President






[**] = Confidential treatment requested for redacted portion.



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